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                                                                   EXHIBIT 99.3

                                                             SEPTEMBER 11, 1997




                CONSENT OF PERSON NAMED AS PROSPECTIVE DIRECTOR

        The undersigned hereby consents to the references made to him in the Registration Statement on Form S-4 of New RES, Inc. and the Joint Proxy Statement/Prospectus contained therein as a person who will serve as a director of New RES, Inc. upon the consummation of the Mergers (as defined therein).

                                        /s/ Donald A. Burns
                                        -----------------------------
                                        Donald A. Burns